UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

XILIO THERAPEUTICS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

828 Winter Street, Suite 300

Waltham, Massachusetts 02451

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 9, 2022

Dear Stockholders:

You are cordially invited to attend the 2022 annual meeting of stockholders of Xilio Therapeutics, Inc. to be held on June 9, 2022 at 4:00 p.m., Eastern Daylight Time, virtually at www.virtualshareholdermeeting.com/XLO2022.

At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of two Class I directors nominated by our board of directors, each to serve for a three-year term expiring at the 2025 annual meeting of stockholders or until his or her successor has been duly elected and qualified;
2.	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3.	The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

You can find more information, including the nominees for director, in the enclosed proxy statement for the annual meeting.

We have elected to provide access to our proxy materials over the internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting. Accordingly, on or about April 26, 2022, we are sending to our stockholders a notice of internet availability of proxy materials, or the notice of availability, instead of a paper copy of our proxy materials.

Only stockholders of record at the close of business on April 14, 2022, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. As noted above, our annual meeting will be a virtual meeting of stockholders, which will be conducted exclusively via the internet at a virtual web conference. You will be able to attend the annual meeting online, vote your shares during the annual meeting and submit questions for consideration during the annual meeting through www.virtualshareholdermeeting.com/XLO2022. Please carefully review the enclosed proxy statement and the notice of availability for additional details.

A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for a period of at least 10 days prior to the annual meeting during normal business hours at our headquarters at 828 Winter Street, Suite 300, Waltham, MA 02451. The stockholder list will also be available to stockholders for examination during the annual meeting at www.virtualshareholdermeeting.com/XLO2022.

Your vote is important, and we encourage all stockholders to attend the annual meeting online. Whether or not you plan to attend the annual meeting online, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible by following the instructions in the notice of availability and submitting your proxy by the internet, telephone, or by signing, dating and returning your proxy card or voting instruction form. Please review the instructions on each of your voting options described in the attached proxy statement. Further information about how to register for and attend the annual meeting online, vote your shares and submit questions for consideration at the meeting is included in the accompanying proxy statement.

Thank you for your ongoing support and continued interest in Xilio Therapeutics, Inc.

By Order of the Board of Directors,

René Russo, Pharm.D.
President and Chief Executive Officer

Waltham, Massachusetts

April 26, 2022

828 Winter Street, Suite 300

Waltham, Massachusetts 02451

(857) 524-2466

PROXY STATEMENT

2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 9, 2022

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Xilio Therapeutics, Inc., or Xilio, for use at the annual meeting of stockholders, or annual meeting, to be held virtually on June 9, 2022 at 4:00 p.m., Eastern Daylight Time, and at any adjournment thereof.

The annual meeting will be held exclusively online as a virtual meeting at www.virtualshareholdermeeting.com/XLO2022. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. Further information about how to attend the annual meeting online, vote your shares and submit questions during the meeting is included in this proxy statement.

In this proxy statement, unless expressly stated or the context otherwise requires, references to “Xilio,” “the company,” “we,” “us,” “our” and similar terms refer to Xilio Therapeutics, Inc. References to our website are inactive textual references only, and the contents of our website are not incorporated by reference into this proxy statement.

We are making this proxy statement, the related proxy card and our 2021 annual report to stockholders available to stockholders on or about April 26, 2022. All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of our board of directors. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the meeting by following the instructions set forth in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the U.S. Securities and Exchange Commission, or SEC, are available for viewing, printing and downloading at www.proxyvote.com. In addition, this proxy statement and our Annual Report on Form 10-K are available on the SEC’s website at www.sec.gov and the “Investors & Media —SEC Filings” section of our website, which is located at https://ir.xiliotx.com. A printed copy of our Annual Report on Form 10-K, excluding exhibits, will be furnished without charge to any stockholder upon written request to Xilio Therapeutics, Inc., 828 Winter Street, Suite 300, Waltham, Massachusetts 02451 or by calling 1-800-579-1639, e-mailing sendmaterial@proxyvote.com and including your control number in the subject line, or by submitting a request at www.proxyvote.com.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did I Receive These Proxy Materials?

We have made these materials available to you on the internet in connection with the solicitation of proxies for use at our 2022 annual meeting of stockholders to be held online on Thursday, June 9, 2022 at 4:00 p.m., Eastern Daylight Time, at www.virtualshareholdermeeting.com/XLO2022. As a holder of common stock, you are invited to attend the annual meeting online and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under applicable SEC rules and regulations and that is designed to assist you in voting your shares.

Purpose of the Annual Meeting

At the annual meeting, our stockholders will consider and vote on the following matters:

1.	the election of two Class I directors nominated by our board of directors, each to serve for a three-year term expiring at the 2025 annual meeting of stockholders or until his or her successor has been duly elected and qualified (Proposal 1);
2.	the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2); and
3.	the transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first two items noted above.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote:

●	FOR the election of both director nominees to serve as Class I directors, each for a three-year term expiring at the 2025 annual meeting of stockholders or until his or her successor has been duly elected and qualified; and
●	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Availability of Proxy Materials

The proxy materials, including this proxy statement, a proxy card and our 2021 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com. On or about April 26, 2022, we will mail the notice of availability to stockholders, unless they have requested a printed copy of proxy materials. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting paper materials in the notice of availability. To facilitate delivery prior to the annual meeting, please make your request prior to May 26, 2022.

Who Can Vote at the Annual Meeting?

Only stockholders of record at the close of business on April 14, 2022, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. As of the record date, there were 27,471,607 shares of our common stock outstanding and entitled to vote at the annual meeting. Each share of common stock that you own as of the record date is entitled to one vote on each matter properly brought before the annual meeting.

Difference Between a “Stockholder of Record” and a Beneficial Owner of Shares Held in “Street Name”

●	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, then you are considered the “stockholder of record” of those shares. In this case, your notice of availability has been sent to you directly by us. You may vote your shares by proxy prior to the annual meeting by following the instructions contained in the notice of availability and in the section titled “How to Vote and Voting Deadlines” below.
●	Beneficial Owner of Shares Held in Street Name. If your shares are held by a bank, broker or other nominee, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your notice of availability will be sent to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

How to Virtually Attend the Annual Meeting

The annual meeting will start at 4:00 p.m., Eastern Daylight Time, on June 9, 2022 and will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our annual meeting by enabling stockholders to participate from any location around the world. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions during the meeting through the virtual meeting platform.

Stockholders of record as of April 14, 2022 will be able to attend and participate in the annual meeting by accessing www.virtualshareholdermeeting.com/XLO2022. You may log into the virtual meeting starting at 3:45 p.m., Eastern Daylight Time on the day of the meeting. To join the annual meeting, you will need to have your 16-digit control number, which is included on your notice of availability and your proxy card. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number and gain access to the annual meeting. Stockholders will also have the opportunity to submit questions during the annual meeting through www.virtualshareholdermeeting.com/XLO2022. A technical support telephone number will be posted on the log-in page that you can call if you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting.

How to Vote and Voting Deadlines

If you are the stockholder of record of your shares, meaning that your shares are registered in your name in the records of our transfer agent, Computershare Trust Company, N.A., and not in the name of a bank, brokerage firm or other nominee, you can vote your shares by proxy prior to the annual meeting or online during the annual meeting as follows:

●	By internet prior to the annual meeting. You may transmit your proxy and vote via the internet by following the instructions provided in the notice of availability and on the proxy card. You will need to have your notice of availability or proxy card in hand when you access the website. The website for voting is available at www.proxyvote.com. Proxies submitted via the internet must be received by 11:59 p.m., Eastern Daylight Time, on June 8, 2022, the day before the annual meeting, for your proxy to be valid and your vote to count.
●	By telephone prior to the annual meeting. You may transmit your proxy and vote over the phone by calling 1-800-690-6903 and following the instructions provided in the notice of availability and on the proxy card. You will need to have your notice of availability or proxy card in hand when you call. Proxies submitted by telephone must be received by 11:59 p.m., Eastern Daylight Time, on June 8, 2022, the day before the annual meeting, for your proxy to be valid and your vote to count
●	By mail prior to the annual meeting. If you requested printed copies of proxy materials, you can vote by mail by marking, signing, and dating the proxy card and then mailing the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote over the internet or by telephone. Proxies submitted by mail must be received by Broadridge Financial Solutions, Inc. no later than June 8, 2022, the day before the annual meeting, for the proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.
●	Online during the annual meeting. You may vote your shares during the annual meeting by going to www.virtualshareholdermeeting.com/XLO2022 and following the instructions on that website for submitting your vote. You will need the 16-digit control number included on your notice of availability. If you vote by proxy prior to the annual meeting and choose to attend the annual meeting online, there is no need to vote again during the annual meeting unless you wish to change your vote.

If the annual meeting is adjourned or postponed, the foregoing deadlines may be extended.

If your shares are held in “street name,” meaning your shares are held for your account by an intermediary, such as a bank, brokerage firm or other nominee, then you are deemed to be the beneficial owner of your shares, and the bank, brokerage firm or other nominee that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to have your broker or other nominee vote your shares you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

●	If you do not give instructions to your bank, brokerage firm or other nominee, they will still be able to vote your shares with respect to certain “discretionary” items. The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2) is considered a discretionary item. Accordingly, your bank, brokerage firm or other nominee may vote your shares in its discretion with respect to that matter even if you do not give voting instructions on Proposal 2.
●	However, under applicable stock exchange rules that regulate voting by registered banks, brokerage firms or other nominees, the election of our nominees to serve as Class I directors (Proposal 1) is not considered to be a discretionary item. Accordingly, if you do not give your bank, brokerage firm or other nominee voting instructions on Proposal 1 they may not vote your shares with respect to this matter and your shares will be counted as “broker non-votes” with respect to the proposal. A “broker non-vote” occurs when shares held by a bank, brokerage firm or other nominee are not voted with respect to a particular proposal because the bank, brokerage firm or other nominee does not have or did not exercise discretionary authority to vote on the matter and has not received voting instructions from its clients.

Regardless of whether your shares are held in street name, you are welcome to attend the annual meeting online. To do so, you will need your control number included on your notice of availability, proxy card or voting instruction form in order to demonstrate proof of beneficial ownership. However, you may not vote shares held in street name at the annual meeting, unless you obtain a legal proxy from your bank, brokerage firm or other nominee issued in your name giving you the right to vote your shares.

Even if you plan to attend the annual meeting online, we urge you to vote your shares by proxy in advance of the annual meeting so that if you should become unable to attend the annual meeting your shares will be voted as directed by you.

Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials?

No. The notice of availability and proxy card contain instructions on how to vote by proxy via the internet, by telephone, by requesting and returning a paper proxy card, or by voting online while virtually attending the annual meeting.

How Do I Submit a Question at the Annual Meeting?

If you wish to submit a question during the annual meeting, beginning at 3:45 p.m., Eastern Daylight Time, on June 9, 2022, you may log into the virtual meeting platform using the unique link provided to you via e-mail following the completion of your registration at www.virtualshareholdermeeting.com/XLO2022 and follow the instructions there. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.virtualshareholdermeeting.com/XLO2022 during the annual meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

May I See a List of Stockholders Entitled to Vote as of the Record Date?

A complete list of registered stockholders as of the close of business on the record date will be available for inspection by our stockholders of record at least 10 days prior to the annual meeting during normal business hours at our headquarters at 828 Winter Street, Suite 300, Waltham, MA 02451. Upon completing your registration for the annual meeting at www.virtualshareholdermeeting.com/XLO2022 you will receive further instructions via e-mail, including your unique links that will allow you access to the annual meeting, submit questions during the meeting, and examine during the annual meeting the list of stockholders entitled to vote as of the record date. If you are unable to inspect this list in person, please contact our Corporate Secretary by mail at Xilio Therapeutics, Inc., 828 Winter Street, Suite 300, Waltham, Massachusetts 02451, Attention: Corporate Secretary, or by e-mail at investors@xiliotx.com to request such list. When making such request, please ensure that you have your notice of availability or proxy card available so that you can prove that you are a registered stockholder.

Quorum

A majority of our shares of common stock outstanding at the record date must be present or represented by proxy to constitute a quorum and hold the annual meeting. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the internet, by telephone, by mail or that are represented at the virtual annual meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote those shares. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum. Votes cast by proxy will be tabulated by the inspector of election appointed for the annual meeting, who will also determine whether a quorum is present.

Votes Required to Approve Each Proposal

●	Proposal 1—Election of Class I Directors: The two nominees for director to receive the highest number of votes FOR election will be elected as directors, which is called a plurality vote. Proposal 1 is considered a non-discretionary matter under applicable rules. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may either: (i) vote FOR both nominees; (ii) vote FOR one nominee and WITHHOLD your vote from the other nominee; or (iii) WITHHOLD your vote from both nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.
●	Proposal 2—Ratification of Selection of Independent Registered Public Accounting Firm: To approve the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, holders of a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is considered a discretionary or route matter under applicable rules. If your shares are held by your brokerage firm in street name and you do not provide voting instructions with respect to your shares, your brokerage firm may vote your unvoted shares on Proposal 2. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the outcome of Proposal 2.

Although stockholder approval of our audit committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our audit committee will reconsider its selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the vote is taken at the annual meeting. To do so, you must do one of the following:

●	Submit a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or internet voting procedures described in the “How to Vote and Voting Deadlines” section above;
●	Attend the annual meeting online and vote using the procedures described in the “How to Vote and Voting Deadlines” section above; or
●	File a written revocation with our corporate secretary before or at the annual meeting.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your shares. You may also vote online during the annual meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares and follow the procedures described in the “How to Vote and Voting Deadlines” section above.

Your virtual attendance at the annual meeting, without voting online during the annual meeting, will not automatically revoke your proxy.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies and tabulating your votes. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally, by telephone, e-mail or in person without additional compensation for the solicitation, but these directors, officers and employees may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians who hold shares of our common stock of record for beneficial owners for forwarding to such beneficial owners. We may reimburse banks, brokers and other holders of record for their reasonable, out-of-pocket expenses for forwarding these proxy materials to beneficial owners.

Voting Results

We plan to announce preliminary voting results at the annual meeting and expect to report final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the annual meeting.

Whom Should I Contact With Any Additional Questions?

If you hold your shares directly or have additional questions about the annual meeting, please contact us at Xilio Therapeutics, Inc., 828 Winter Street, Suite 300, Waltham, Massachusetts 02451, Attn: Investor Relations, or by e-mail at investors@xiliotx.com.

If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your bank, brokerage firm or other nominee directly.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our board of directors currently consists of eight members. In accordance with the terms of our restated certificate of incorporation, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. Directors in each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office for a three-year term and until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and our amended and restated bylaws, or our bylaws, our directors may fill existing vacancies on the board of directors.

The term of office of our Class I directors, Daniel S. Lynch, René Russo, Pharm.D. and Sara Bonstein, will expire at the 2022 annual meeting of stockholders. Our board of directors has nominated René Russo, Pharm.D. and Sara Bonstein for election as Class I directors at the annual meeting. Dr. Russo and Ms. Bonstein have indicated a willingness to continue to serve as directors, if elected. If either of Dr. Russo and Ms. Bonstein are elected at the 2022 annual meeting of stockholders, such individual will be elected to serve for a three-year term that will expire at our 2025 annual meeting of stockholders and until such individual’s successor is elected and qualified. Due to Mr. Lynch’s other professional commitments and demands on his time, our board of directors has determined not to nominate Mr. Lynch for election, and his service on our board of directors will therefore end at the 2022 annual meeting of stockholders. We anticipate engaging Mr. Lynch as an advisor following the expiration of his term of office on our board of directors. In addition, the board of directors anticipates electing Paul Clancy, a current member of our board of directors and chair of our audit committee, as chair of our board of directors following the 2022 annual meeting of stockholders.

If no contrary indication is made, proxies in the accompanying form will be voted for Dr. Russo and Ms. Bonstein or, in the event that either of Dr. Russo or Ms. Bonstein is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.

Information Regarding Directors

Set forth below are the names and certain information for each member of our board of directors as of April 15, 2022, including the nominees for election as Class I directors. The information presented includes each director’s and nominee’s principal occupation and business experience for the past five years, and the names of other public companies of which he or she has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our board of directors to conclude that he or she should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “—Director Nomination Process” the nominating and corporate governance committee expects of each director. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she was or is to be selected as a director.

Name	Age	Position(s)
Class I Directors
Daniel S. Lynch (2)(3)(4)	64	Chair of the Board
René Russo, Pharm.D.	47	President, Chief Executive Officer and Director
Sara M. Bonstein (1)	41	Director
Class II Directors
Daniel Curran, M.D.(3)	55	Director
Yuan Xu, Ph.D. (3)	54	Director
Class III Directors
Paul J. Clancy (1)(2)	60	Director
Christina Rossi (2)	46	Director
Michael Ross, Ph.D. (1)	72	Director

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee
(4)

As noted above, our board of directors has determined not to nominate Mr. Lynch for election, and his service on our board of directors will end at the conclusion of the 2022 annual meeting of stockholders.

Class I Director Nominees—For a Three-Year Term Expiring at the 2025 Annual Meeting of Stockholders

René Russo, Pharm.D. has served as our chief executive officer and as a member of our board of directors since May 2019 and as our president since May 2021. Dr. Russo served as entrepreneur-in-residence at New Enterprise Associates, a venture capital firm, from November 2018 to May 2019. Prior to that, she served as president and chief executive officer of Arsanis, Inc., or Arsanis, a biopharmaceutical company, from May 2016 to December 2018, and as its chief development officer from June 2015 until May 2016. Prior to joining Arsanis, Dr. Russo served in various roles of increasing responsibility over an 11-year period at Cubist Pharmaceuticals, Inc., a pharmaceutical development company, focused on the development and commercialization of infectious disease therapeutics, from 2004 until its acquisition by Merck Research Laboratories, or Merck, a healthcare company, in May 2015, most recently as its vice president, global medical affairs. Dr. Russo currently serves as chair of the board of directors of Adagio Therapeutics, Inc., a biotechnology company that she co-founded.  She served as a member of the board of directors of Arsanis from May 2016 to March 2019 and following its merger with X4 Pharmaceuticals, Inc., or X4 Pharmaceuticals, served as a member of the board of directors of X4 Pharmaceuticals from March 2019 to November 2021. Prior to joining the biotechnology industry, Dr. Russo held clinical positions at Robert Wood Johnson University Hospital and Princeton Hospital. Dr. Russo received her Pharm.D. and B.S. from Rutgers University and completed a post-doctoral fellowship in infectious diseases with Bristol-Myers Squibb. We believe Dr. Russo is qualified to serve on our board of directors because of her expertise and experience as our president and chief executive officer and her expertise in clinical development and commercialization of therapeutics in the life sciences industry.

Sara M. Bonstein has served on our board of directors since August 2021. Ms. Bonstein has more than 20 years of experience in the life sciences industry and has served as chief financial officer of Insmed, Inc., or Insmed, since January 2020. Prior to joining Insmed, she served as chief financial officer and chief operating officer of OncoSec Medical Incorporated from May 2018 to January 2020 and as the chief financial officer, treasurer, and executive vice president at Advaxis, Inc., or Advaxis, from February 2014 to April 2018. In these roles, she led multiple capital markets and licensing transactions, established strong financial controls, streamlined business operations, and was responsible for the overall leadership and management of operations, including corporate finance, investor relations, and business development. Prior to Advaxis, Ms. Bonstein served in various finance roles of increasing responsibility at Eli Lilly & Company, or Eli Lilly, ImClone Systems Incorporated, and Johnson & Johnson Inc., including as a Six Sigma Champion and Black Belt, a program implemented at Eli Lilly to enable more efficient financial growth while increasing customer satisfaction. Ms. Bonstein has served as a member of the board of directors of scPharmaceuticals Inc. since July 2020. She holds a B.S. in finance from The College of New Jersey and an MBA from Rider University. We believe Ms. Bonstein is qualified to serve on our board of directors because of her experience as a senior executive of several life sciences companies, including her finance and operations expertise and knowledge of the life sciences industry.

Class I Director—Term Expiring at the 2022 Annual Meeting of Stockholders

Daniel S. Lynch has served as chairman and a member of our board of directors since June 2020. Mr. Lynch has served as executive venture partner at GV, a venture capital firm, since March 2021. Mr. Lynch previously served as the interim chief executive officer of Surface Oncology, Inc., or Surface, a pharmaceutical company, from September 2017 until January 2018. He served at Third Rock Ventures, a venture capital firm, in various roles from May 2011 to March 2021. Mr. Lynch serves as a member of the boards of directors of 2seventy bio, Inc., a biopharmaceutical company, SpringWorks Therapeutics, Inc., a biopharmaceutical company, and Omega Alpha SPAC. Within the past five years, he served as a member of the boards of directors for the following biotechnology companies: Surface Oncology, Inc., Blueprint Medicines Corporation, Translate Bio, Inc. and Sesen Bio, Inc. Mr. Lynch received a B.A. in mathematics from Wesleyan University and an M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia. We believe that Mr. Lynch is qualified to serve on our board of directors because of his senior leadership experience, his experience in private equity investing in life sciences companies and his extensive corporate governance experience through service on the boards of directors of other life sciences companies.

Class II Directors—Term Expiring at the 2023 Annual Meeting of Stockholders

Daniel Curran, M.D. has served as a member of our board of directors since December 2020. He has more than 20 years of pharmaceutical experience in strategy, business development, project leadership and development roles. Since 2008, Dr. Curran has held roles of increasing responsibility at Takeda Pharmaceutical Company Ltd., or Takeda, a pharmaceutical company, and serves as a senior vice president and the head of the rare genetics and hematology therapeutic area unit. Prior to Takeda, he served as vice president, corporate development at Millennium Pharmaceuticals, Inc., or Millennium, a wholly owned subsidiary of Takeda, from June 1999 to 2008. Prior to Millennium, Dr. Curran held a business development role in the product planning and acquisition group at DuPont Merck Pharmaceuticals, a pharmaceutical company. Dr. Curran has served on the board of directors of Oak Hill Bio Corp., a clinical-stage rare disease therapeutics company, since February 2022. Dr. Curran received an M.D. from the University of Pennsylvania School of Medicine, an M.B.A. from The Wharton School of the University of Pennsylvania and a B.S. in chemistry from King’s College. We believe Dr. Curran is qualified to serve on our board of directors because of his diverse experience in the life sciences industry.

Yuan Xu, Ph.D. has served as a member of our board of directors since January 2022. Dr. Xu served as chief executive officer at Legend Biotech Corporation, or Legend Biotech, a biotechnology company, from March 2018 to August 2020. In this capacity, she played a leading role in Legend Biotech’s initial public offering, global clinical development of Legend Biotech’s autologous CAR T-cell therapy CARVYKTI® (ciltacabtagene autoleucel) and a strategic partnership with Janssen Biotech, Inc. Prior to joining Legend Biotech, she served as senior vice president at Merck & Co., Inc., or Merck, from August 2015 to August 2017, where she led discovery, preclinical and technical development, and manufacturing for Merck’s biologics and vaccines subdivision. Prior to that, Dr. Xu served as general manager and vice president of biologics at Gilead Sciences, or Gilead, from March 2014 to August 2015, where she led biologics and vaccines development and oversaw all operational aspects of Gilead’s Oceanside manufacturing facility as site head. Prior to Gilead, Dr. Xu served as vice president at Novartis and led several functions in the U.S. and Europe, including the biotherapeutics development unit focusing on innovative medicines. Earlier in her career, Dr. Xu held positions of increasing responsibility at Amgen Inc., Chiron, Inc., GlaxoSmithKline PLC and Genentech Inc. Dr. Xu currently serves as a member of the boards of directors of Fate Therapeutics, Inc. and Akero Therapeutics, Inc., as well as a scientific advisory board member and manufacturing advisory board member of National Resilience, Inc. (Resilience). Dr. Xu received a B.S. in biochemistry from Nanjing University, a Ph.D. in biochemistry from the University of Maryland, and she completed her post-doctoral training in virology and gene therapy at the University of California, San Diego. We believe Dr. Xu is qualified to serve on our board of directors because of her experiences as a biopharmaceutical executive with more than 25 years of experience.

Class III Directors—Term Expiring at the 2024 Annual Meeting of Stockholders

Paul J. Clancy has served on our board of directors since July 2020. Mr. Clancy has more than 35 years of experience in financial management and strategic business planning. Mr. Clancy served as executive vice president, senior advisor of Alexion Pharmaceuticals, Inc., or Alexion, a biopharmaceutical company, from November 2019 to July 2020, and as chief financial officer of Alexion from July 2017 to October 2019. Prior to Alexion, Mr. Clancy served as the executive vice president and chief financial officer at Biogen Inc. (formerly known as Biogen Idec), a biopharmaceutical company, or Biogen, since 2007. He also served as senior vice president of finance of Biogen Idec, with responsibilities for leading the treasury, tax, investor relations, and business planning groups. Prior to the merger of Biogen and Idec Pharmaceutical Corporation, Mr. Clancy was the vice president of portfolio management at Biogen. He joined Biogen in 2001 as vice president of U.S. marketing. Before Biogen, Mr. Clancy spent 13 years at PepsiCo Inc., a food and beverage company, serving in a variety of finance, strategy, and general management positions. Mr. Clancy serves as a member of the board of directors of Agios Pharmaceuticals, Inc. and Incyte Corporation, each a pharmaceutical company, and serves on the board of Exact Sciences Corporation, a cancer diagnostics company. Mr. Clancy is a Senior Visiting Lecturer of Finance at Cornell University’s Graduate School of Business. Mr. Clancy received his B.S. in business administration from Babson College and an M.B.A. from Columbia Business School. We believe Mr. Clancy is qualified to serve on our board of directors because of his extensive financial and executive leadership experience at large multi-national companies.

Christina Rossi has served as a member of our board of directors since April 2021. Ms. Rossi currently serves as chief operating officer of Blueprint Medicines Corporation, or Blueprint, a biopharmaceutical company, and from October 2018 to April 2022, Ms. Rossi served as chief commercial officer of Blueprint. From January 2016 to October 2018, Ms. Rossi served as the Multiple Sclerosis business unit head, North America, at Sanofi Genzyme, or Sanofi, a biotechnology company. Previously, Ms. Rossi served as vice president, Multiple Sclerosis Sales at Sanofi from May 2014 to December 2015 and vice president, Multiple Sclerosis Patient and Provider Services at Sanofi from June 2012 to May 2014. Prior to joining Sanofi, Ms. Rossi served in various roles at Biogen, including head, commercial strategy for Eidetica Biopharma GmbH, Biogen’s biosimilar-focused venture, and U.S. brand leader for TYSABRI® (natalizumab). In addition, Ms. Rossi consulted in the healthcare practice at the Boston Consulting Group. Ms. Rossi holds a B.S. in biology, cum laude, from Duke University and an M.B.A. from Harvard Business School. We believe Ms. Rossi is qualified to serve on our board of directors because of her experience as a senior executive of several life sciences companies and knowledge of the life sciences industry.

Michael Ross, Ph.D. has served as a member of our board of directors since February 2020. Since 2002, Dr. Ross has served as managing partner at SV Health Investors fka SV Life Sciences, an investment firm focused on healthcare investing. Prior to joining SV Health, Mike held various positions including serving as CEO of several private biotechnology companies and as a Vice President at Genentech, Inc., a public biotechnology company, from 1978 to 1990. Dr. Ross received a Ph.D. from Caltech. Dr. Ross currently serves on the board of directors of a number of private biotechnology companies. Within the past five years, Dr. Ross served on the boards of directors of Arsanis, Inc., Catabasis Pharmaceuticals, Inc., which subsequently changed its name to Astria Therapeutics, Inc., Deciphera Pharmaceuticals, Inc, and Ophthotech Corporation, each, a biopharmaceutical company, and Sutro Biopharma, Inc., a biotechnology company. We believe Dr. Ross is qualified to serve on our board of directors because of his experience in venture capital in the life sciences industry.

OUR board of directors recommends voting “FOR” the election of René Russo and Sara Bonstein TO serve as Class I directors for a three-year term ending at the annual meeting of stockholders to be held in 2025.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying and evaluating individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates.

Criteria and Diversity

In considering whether to recommend to our board of directors any particular candidate for inclusion in our board of directors’ slate of recommended director nominees, including candidates recommended by stockholders, the nominating and corporate governance committee of our board of directors applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s reputation for integrity, honesty, and adherence to high ethical standards, demonstrated business acumen and experience, ability to exercise sound judgement in matters that relate to our current and long-term objectives, willingness to participate in meetings and contribute positively to our decision-making process, commitment to understanding our company and our industry, and the ability to understand the sometimes conflicting interests of our stakeholders and to act in the interests of all of our stockholders. In addition, nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all stockholders and to fulfill the responsibilities of a director.

The director biographies included in this proxy statement indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our board of directors to conclude such individual should continue to serve as a director. Our nominating and corporate governance committee and our board of directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our board of directors as a whole.

Our board of directors is committed to equity, diversity and inclusion, and we believe that our board of directors, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. While our nominating and corporate governance committee does not assign any particular weighting to diversity or any other characteristic, the committee and our board of directors take diversity into consideration, including with respect to gender, race and national origin, in evaluating nominees and directors. Our nominating and corporate governance committee’s and our board of directors’ priority in selecting board members is identification of persons who will further the interests of our stockholders.

Board Diversity Matrix (as of April 15, 2022)

Gender Identity	Lynch	Russo	Bonstein	Curran	Xu	Clancy	Rossi	Ross	Total
Male	✓			✓		✓		✓	4
Female		✓	✓		✓		✓		4
Did Not Disclose									N/A
Demographic Background
Asian					✓				1
White	✓	✓	✓	✓		✓	✓	✓	7
Did Not Disclose									N/A

Stockholder Nominations

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and must be received by us no later than the date referenced below under the heading “Stockholder Proposals for our 2023 annual meeting.” For such recommendation to be considered, the nominating stockholder must provide the specific information required by our bylaws, which includes, without limitation, appropriate biographical information and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate, as well as the number of shares of our stock beneficially owned by the stockholder proposing the candidate.

Assuming that the required information has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Director Independence

Under the listing rules of The Nasdaq Stock Market, or Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within one year of listing. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

In addition, compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. In affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that the board must consider, for each member of a compensation committee, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In April 2022, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Dr. Russo, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Russo is not an independent director under these rules because she is our president and chief executive officer.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of these committees operates under a written charter. A current copy of each committee’s  charter is posted on the “Corporate Governance” section of the “Investors & Media” section of our website, which is located at https://ir.xiliotx.com. Our board of directors also appoints from time to time ad hoc committees to address specific matters.

Audit Committee

The current members of our audit committee are Paul Clancy, Michael Ross, Ph.D. and Sara Bonstein. Mr. Clancy serves as chair of the audit committee. Our audit committee met nine times during 2021. Our audit committee’s responsibilities include:

●	selecting, appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
●	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
●	monitoring our internal control over financial reporting, disclosure controls and procedures, compliance, and code of business conduct and ethics;
●	overseeing our internal audit function;
●	overseeing our risk assessment and risk management policies;
●	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
●	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
●	reviewing and approving or ratifying any related person transactions; and
●	preparing the audit committee report required by Securities and Exchange Commission, or SEC, rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that each of Mr. Clancy and Ms. Bonstein is an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements, in accordance with applicable Nasdaq requirements. In arriving at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector. The audit committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

Compensation Committee

The current members of our compensation committee are Daniel Lynch, Paul Clancy, and Christina Rossi. Mr. Lynch serves as chair of the compensation committee. Our compensation committee met nine times during 2021. Our compensation committee’s responsibilities include:

●	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
●	overseeing an evaluation of our senior executives;

●	overseeing and administering our cash and equity incentive plans;
●	reviewing and making recommendations to our board of directors with respect to director compensation;
●	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure, if and to the extent required by SEC rules; and
●	preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The compensation committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances (including (a) a subcommittee consisting of a single member and (b) a subcommittee consisting of at least two members, each of whom qualifies as a “non-employee director,” as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act and the rules and regulations thereunder).

Nominating and Corporate Governance Committee

The current members of our nominating and corporate governance committee are Daniel Lynch, Daniel Curran and Yuan Xu. Mr. Lynch serves as chair of the nominating and corporate governance committee. Our nominating and corporate governance committee did not meet during 2021. Our nominating and corporate governance committee’s responsibilities include:

●	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
●	reviewing and making recommendations to our board of directors with respect to our board’s leadership structure;
●	reviewing and making recommendations to our board with respect to management succession planning;
●	developing and recommending to our board of directors corporate governance principles; and
●	overseeing an annual evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The nominating and corporate governance committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

Board of Director Meetings and Attendance

Our board of directors recognizes the importance of director attendance at board and committee meetings. The full board of directors met 11 times during 2021. During 2021, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings held by the board of directors (during the period that such person served as a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Our corporate governance guidelines provide that directors are responsible for attending the annual meeting of stockholders. We did not hold an annual meeting of stockholders during the time we were a public company in 2021.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on the “Corporate Governance” section of the “Investors & Media” section of our website, which is located at https://ir.xiliotx.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code of business conduct and ethics.

Our board of directors has also adopted corporate governance guidelines to assist the board of directors in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. A copy of the corporate governance guidelines is available on the “Corporate Governance” section of the “Investors & Media” section of our website, which is located at https://ir.xiliotx.com.

Board Leadership Structure

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of chief executive officer and chair of the board of directors should be separate. Our guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We do not currently have a lead independent director because the chair of our board of directors is independent within the meaning of the Nasdaq listing rules.

We currently separate the roles of chief executive officer and chair of the board of directors, and our nominating and corporate governance committee and board of directors believe it is appropriate for our chief executive officer to serve as a member of our board of directors. Our president and chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chair of our board of directors presides over meetings of the board of directors, including executive sessions of the board of directors, and performs oversight responsibilities. Separating the duties of the chair from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chair to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, our chair runs meetings of our independent directors, facilitates communications between management and the board of directors, and assists with other corporate governance matters. Our board of directors believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Our board of directors has concluded that the current leadership structure described above is appropriate for us at this time, however, the nominating and corporate governance committee will continue to periodically review our leadership structure and may recommend such changes in the future as it deems appropriate.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, including cybersecurity risk, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including discussing guidelines and policies to govern the process by which risk assessment and risk management is undertaken, including with respect to cybersecurity risks and directors’ and officers’ liability insurance. The audit committee also monitors compliance with legal and regulatory requirements.

Communication with Our Directors

Any interested party with concerns about our company may report such concerns to the board of directors, or the chair of our board of directors, or otherwise the chair of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

Xilio Therapeutics, Inc.

828 Winter Street, Suite 300

Waltham, Massachusetts 02451

Attention: Corporate Secretary

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment and discretion.

Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters may be submitted in writing to our General Counsel and Chair of our Audit Committee at 828 Winter Street, Suite 300, Waltham, MA 02451 or via the toll-free telephone number 866-454-2061.

EXECUTIVE COMPENSATION

Executive Officers

Set forth below is certain information, as of April 15, 2022, regarding our executive officers who are not also directors.

Name	Age	Position(s)
Salvatore Giovine	38	Chief Financial Officer
Martin Huber, M.D.	62	President of R&D and Chief Medical Officer

Salvatore Giovine has served as our chief financial officer since March 2021. Mr. Giovine has nearly 20 years of finance leadership experience within the healthcare industry and has led successful finance teams across strategy and execution, business and corporate development, R&D, and commercialization. Prior to joining us, Mr. Giovine held roles of increasing responsibility over a 15-year period at Johnson & Johnson, Inc., a diversified healthcare company. At Johnson & Johnson, Mr. Giovine led Finance for Janssen Biotech’s $5 billion NTS U.S. Oncology & Partnered Products business, including all finance aspects of DARZALEX®, IMBRUVICA®, ERLEADA®, ZYTIGA®, and BALVERSA®, which collectively grew by more than $1 billion annually. Mr. Giovine also led Finance for Johnson & Johnson’s Corporate Venture Capital Group. In this capacity, he led the financial aspects of over 200 equity capital investments in over 75 companies leading to various licensing and M&A transactions. Prior to Johnson & Johnson, Mr. Giovine served as an associate in the private equity group at Deloitte LLP, an audit and accounting firm, from May 2004 to May 2006. Mr. Giovine received a B.S. and M.B.A. from Fordham Gabelli School of Business in New York.

Martin Huber, M.D. has served as our chief medical officer since April 2020 and as our President of R&D since August 2021. From August 2015 to January 2019, Dr. Huber served as senior vice president and chief medical officer of Tesaro, Inc., a pharmaceutical company, before its acquisition by GlaxoSmithKline plc, a biopharmaceutical company, and as senior vice president of clinical development at GlaxoSmithKline after the acquisition, from January 2019 to April 2020. Prior to that, he was vice president, oncology clinical research at Merck, where he was instrumental in the advancement of Merck’s oncology programs, serving as program lead for pembrolizumab in non-small cell lung cancer. Prior to Merck, Dr. Huber served in roles of increasing responsibility at Schering-Plough, Hoffmann-La Roche, and Rhone-Poulenc Rorer, each, a pharmaceutical company, from 1994 to 2015. Dr. Huber serves as a member of the board of directors of Mersana Therapeutics, Inc. and Syndax Pharmaceuticals, Inc., each a biopharmaceutical company. Dr. Huber received a B.S. in Biology from Texas Lutheran College and an M.D. from the Baylor College of Medicine. He completed his medical oncology training at U.T. M.D. Anderson Cancer Center.

Executive Compensation

The following discussion relates to the compensation of René Russo, Pharm.D., our president and chief executive officer, Martin Huber, M.D., our president of R&D and chief medical officer, and Salvatore Giovine, our chief financial officer, for the years ended December 31, 2021 and 2020. Drs. Russo and Huber and Mr. Giovine are collectively referred to as our named executive officers. This section also provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2021 and 2020.

								Non-Equity
						Stock	Option	Incentive Plan	All Other
		Salary		Bonus		Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)		($)		($)(2)	($)(2)	($)	($)(3)	($)
René Russo, Pharm.D.	2021	485,014		—		—	4,590,907	379,500	9,284	5,464,705
President and Chief Executive Officer	2020	450,000		—		1,020,866	854,485	182,250	633	2,508,234
Martin Huber, M.D.	2021	458,859		—		—	2,720,568	269,325	11,272	3,460,024
President of R&D and Chief Medical Officer	2020	301,467	(4)	—		—	501,101	159,120	1,889	963,577
Salvatore Giovine	2021	291,565	(5)	50,000	(6)	—	1,388,505	193,600	299	1,923,969
Chief Financial Officer	2020	—		—		—	—	—	—	—

(1)	The amounts reported for 2021 include the following annual base salary increases, which became effective on October 21, 2021 in connection with our initial public offering: Dr. Russo’s annualized base salary was increased from $463,500 to $575,000; Dr. Huber’s annualized base salary was increased from $455,000 to $475,000, and Mr. Giovine’s annualized base salary was increased from $360,000 to $400,000.
(2)	The amounts reported reflect the aggregate fair value of incentive units, restricted stock and stock options awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. In June 2020, we completed a corporate reorganization, described in Note 1 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021, which we refer to as the reorganization for purposes of this proxy statement. As part of the reorganization, shares of restricted stock were issued in exchange for outstanding incentive units that were previously awarded prior to 2020. These shares of restricted stock have been excluded from the “Stock Awards” column. See Note 12 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2021 regarding assumptions underlying the valuation of equity awards.
(3)	The amounts reported include life insurance premiums for Drs. Russo and Huber and Mr. Giovine in the amount of $630, $2,772 and $299, respectively, for 2021, and for Drs. Russo and Huber in the amount of $633 and $1,889, respectively, for 2020. In addition, for 2021, the amounts reported for Drs. Russo and Huber include a one-time payment in the amount of $8,654 and $8,500, respectively, for accrued vacation resulting from a change in our vacation policy during the year ended December 31, 2021 that was applicable to all employees.
(4)	Dr. Huber commenced his employment with us as our chief medical officer in April 2020. Amount represents the salary actually paid to Dr. Huber for his services in 2020 and does not represent Dr. Huber’s annualized base salary. For 2020, Dr. Huber’s annualized base salary was $442,000.
(5)	Mr. Giovine commenced his employment with us as our chief financial officer in March 2021. Amount represents the salary actually paid to Mr. Giovine for his services in 2021 and does not represent Mr. Giovine’s annualized base salary. For 2021, Mr. Giovine’s annualized base salary was initially $360,000 and was increased to $400,000 effective on October 21, 2021 in connection with our initial public offering.
(6)	The amount reported reflects a sign-on bonus in the amount of $50,000 paid to Mr. Giovine in connection with the commencement of his employment in 2021.

Narrative Disclosure to Summary Compensation Table

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to a letter agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

For 2020, we paid Dr. Russo an annualized base salary of $450,000. Dr. Huber commenced employment with us in April 2020, and we initially paid Dr. Huber an annualized base salary of $442,000, which was pro-rated based on the date of his commencement of employment. Effective January 1, 2021, our board of directors determined to increase the annual base salary for Dr. Russo and Dr. Huber to $463,500 and $455,000, respectively. Mr. Salvatore commenced employment with us in March 2021, and we initially paid Mr. Salvatore an annualized base salary of $360,000, which was pro-rated based on the date of his commencement of employment. In connection with our initial public offering in October 2021, the annual base salary for each of Drs. Russo and Huber and Mr. Giovine was increased to $575,000, $475,000 and $400,000, respectively.

Annual Bonus

Our board of directors may, in its discretion, award bonuses to our named executive officers from time to time. Our letter agreements with our named executive officers provide that they will be eligible for annual performance-based bonuses up to a specified percentage of their salary, subject to approval by our board of directors. We typically establish annual bonus targets based on a set of specified corporate goals for our named executive officers and conduct an annual performance review to determine the attainment of such goals. Our management may propose bonus awards to our compensation committee primarily based on such review process. For 2020 and 2021, our chief executive officer made recommendations to the compensation committee for bonus awards to our named executive officers (other than the chief executive officer). In 2020 and 2021, our board of directors made the final determination of the eligibility requirements for and the amount and form of such bonus awards based on the recommendation of the compensation committee. The final evaluation made by our board of directors does not involve a predetermined mathematical formula and final bonus amounts may be greater than 100% of the established bonus targets.

The categories of corporate goals that we used to propose performance-based bonuses to our compensation committee included advancing the company’s programs and product candidates, funding efforts, our preparedness toward potentially becoming a publicly traded entity and business development. In 2021, based on our achievement or partial achievement, on or before our projected timeline, of specific goals within each category, our board of directors determined that the company achieved 120% of the specified corporate goals. Based upon these corporate achievements, and considering subjective factors related to individual performance, the compensation committee approved the following 2021 annual cash bonus payments for each of our named executive officers:

Named Executive Officer	Target Award (% of Base Salary)	2021 Actual Cash Incentive Payment ($)	2021 Actual Cash Incentive Payment (% of Target Award)(1)
René Russo, Pharm.D.	55%	379,500	120%
Martin Huber, M.D.	45%	269,325	126%
Salvatore Giovine	40%	193,600	121%

(1)	Dr. Russo’s target award is weighted 100% with respect to corporate achievement. Dr. Huber’s and Mr. Giovine’s target award is weighted 80% with respect to corporate achievement and 20% with respect to individual achievement.

For 2022, the target annual bonus percentages for each of our named executive officers is 55%, 45%, and 40% for Drs. Russo and Huber and Mr. Giovine, respectively.

Equity Incentives

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature provides an incentive for our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our executive officers, including our named executive officers, and from time to time may grant equity incentive awards to them in the form of stock options.

Prior to our initial public offering in October 2021, our executive officers were eligible to participate in our 2020 Stock Incentive Plan, as amended, or the 2020 Plan. In connection with our reorganization in June 2020, we granted shares of restricted stock to our executive officers in exchange for each executive officer’s existing award of incentive units. Following our initial public offering in October 2021, our employees and executive officers became eligible to receive stock options and other equity awards pursuant to our 2021 Stock Incentive Plan, or the 2021 Plan.

In connection with our initial public offering, our board of directors and stockholders approved an amendment to our certificate of incorporation, which became effective on October 15, 2021. As a result of the amendment, we effected a 1-for-9.5 reverse stock split of our issued and outstanding common stock, including all outstanding equity awards.

Awards of stock options and, prior to our initial public offering, restricted stock, to our executive officers have been made by our board of directors or a committee delegated by our board of directors and these awards have typically been subject to time-based vesting, generally over four years following the vesting commencement date. Upon certain terminations of employment in connection with a change of control, vesting is fully accelerated. During fiscal year 2021, we granted stock options to purchase shares of our common stock to Drs. Russo and Huber and Mr. Giovine as described in more detail in the table below under “—Outstanding Equity Awards at 2021 Fiscal Year End.”

Outstanding Equity Awards at 2021 Fiscal Year End

The following table sets forth information regarding all outstanding stock options and shares of restricted stock held by each of our named executive officers as of December 31, 2021.

	Option Awards					Stock Awards
								Market
	Number of	Number of						Value of
	Securities	Securities				Number of		Shares or
	Underlying	Underlying		Option		Shares of		Units of
	Unexercised	Unexercised		Exercise	Option	Stock		Stock
	Options (#)	Options (#)		Price	Expiration	That Have		That Have
Name	Exercisable	Unexercisable		($)	Date	Not Vested (#)		Not Vested ($)(1)
René Russo, Pharm.D.	—	100,000	(2)	13.83	12/21/2031	—		—
	2,085	47,956	(3)	16.00	10/20/2031	—		—
	11,261	123,873	(4)	11.69	8/22/2031	—		—
	88,750	384,584	(5)	5.89	3/10/2031	—		—
	78,297	92,534	(6)	5.51	7/22/2030	61,371	(7)	981,936
	45,915	22,957	(8)	5.51	7/22/2030	29,111	(9)	465,776
Martin Huber, M.D.	6,544	150,514	(3)	16.00	10/20/2031	—		—
	6,482	71,304	(4)	11.69	8/22/2031	—		—
	14,863	64,409	(5)	5.89	3/10/2031	—		—
	56,165	78,632	(10)	5.51	7/22/2030	—		—
Salvatore Giovine	1,198	27,557	(3)	16.00	10/20/2031	—		—
	—	223,596	(11)	6.65	3/29/2031	—		—

(1)	The market price of our common stock is based on the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2021 of $16.00 per share.
(2)	This option vests over four years, in equal monthly installments through December 1, 2025, subject to continued service through each applicable vesting date. The vesting of this option award will accelerate upon a qualifying termination of Dr. Russo’s employment, as applicable.
(3)	This option vests over four years, in equal monthly installments through September 21, 2025, subject to continued service through each applicable vesting date. The vesting of this option award will accelerate upon a qualifying termination of Dr. Russo’s, Dr. Huber’s or Mr. Giovine’s employment, as applicable.
(4)	This option vests over four years, in equal monthly installments through August 1, 2025, subject to continued service through each applicable vesting date. The vesting of this option award will accelerate upon a qualifying termination of Dr. Russo’s and Dr. Huber’s employment, as applicable.
(5)	This option vests over four years, in equal monthly installments through March 1, 2025, subject to continued service through each applicable vesting date. The vesting of this option award will accelerate upon a qualifying termination of Dr. Russo’s and Dr. Huber’s employment, as applicable.
(6)	This option vests over four years, in equal monthly installments through February 12, 2024, subject to continued service through each applicable vesting date. The vesting of this option award will accelerate upon a qualifying termination of Dr. Russo’s employment, as applicable
(7)	284,131 incentive units were awarded to Dr. Russo on March 12, 2020. In connection with the reorganization, these incentive units were exchanged for 113,301 shares of restricted common stock. The shares vest over four years, in equal monthly installments from the vesting commencement date of March 12, 2020 through February 12, 2024, subject to continued service through each applicable vesting date. The vesting of this stock award will accelerate upon a qualifying termination of Dr. Russo’s employment.
(8)	This option vests over four years, in equal monthly installments from the vesting commencement date of May 15, 2019 through April 15, 2023, subject to continued service through each applicable vesting date. The vesting of this option award will accelerate upon a qualifying termination of Dr. Russo’s employment.
(9)	156,204 incentive units were awarded to Dr. Russo on June 14, 2019. In connection with the reorganization, these incentive units were exchanged for 87,332 shares of restricted common stock. The shares vest over four years, in equal monthly installments from the vesting commencement date of May 15, 2019 through April 15, 2023, subject to continued service through each applicable vesting date. The vesting of this stock award will accelerate upon a qualifying termination of Dr. Russo’s employment.

(10)	This option vests over four years, with 25% of the shares vested on April 27, 2021 and the remaining number of shares vesting thereafter in equal monthly installments through April 27, 2024, subject to continued service through each applicable vesting date. The vesting of this option award will accelerate upon a qualifying termination of Dr. Huber’s employment.
(11)	This option vests over four years, with 25% of the shares vested on March 20, 2022 and the remaining number of shares vesting thereafter in equal monthly installments through February 20, 2025, subject to continued service through each applicable vesting date. The vesting of this option award will accelerate upon a qualifying termination of Mr. Giovine’s employment.

Other Compensation Policies and Practices

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, life and disability insurance plans, in each case, on the same basis as other employees.

Perquisites

We do not provide perquisites or personal benefits to our named executive officers other than in connection with relocation assistance for new hires on a limited basis.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee as directed by participants. The 401(k) plan provides us with the discretion to match employee contributions, but to date we have not provided any employer matching contributions.

Anti-Hedging and Pledging Policy

Our insider trading policy expressly prohibits all of our employees, including our named executive officers, as well as our directors, family members and controlled entities from engaging in speculative transactions in our securities, including short sales, puts/calls, purchases of financial instruments (including repaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities, and margin accounts or pledges.

No Tax Gross-Ups

We do not provide for any tax gross-up payments to our named executive officers other than in connection with the tax protection of certain relocation expenses.

Agreements with our Named Executive Officers

Employment Agreements with Named Executive Officers

In September 2021, we entered into letter agreements with each of our named executive officers in connection with their continued employment with us. These employment agreements provide for “at will” employment, and the employment of each executive officer can be terminated by us or the executive officer at any time and for any reason. The letter agreement with Dr. Russo provides that she is entitled to an annual base salary of $575,000 and is eligible to earn an annual bonus of up to 55% of her base salary. The letter agreement with Dr. Huber provides that he is entitled to an annual base salary of $475,000 and is eligible to earn an annual bonus of 45% of his base salary. The letter agreement with Mr. Giovine provides that is entitled to an annual base salary of $400,000 and is eligible to earn an annual bonus of 40% of his base salary. Except in the event of certain involuntary terminations of the executive officer’s employment as described below, the executive officer must be an employee in good standing on the last day of the applicable bonus year in order to be eligible for any annual bonus.

We have also agreed to provide the following benefits under the letter agreements with each of our named executive officers, including certain severance payments and benefits in connection with a change-in-control. We believe that reasonable and competitive change-in-control payments and benefits are an important part of an executive compensation program to attract and retain senior executives. We also believe such payments and benefits are in the best interests of our stockholders because they incentivize senior executives to continue to strive to achieve stockholder value in connection with change-in-control situations, particularly where the possibility of a change-in-control and the related uncertainty may lead to the departure or distraction of senior executives to the detriment of our company and our stockholders.

Severance Upon Termination of Employment; Change in Control

René Russo, Pharm.D.

Under the letter agreement with Dr. Russo and subject to her execution and non-revocation of a release of claims in our favor, in the event of the termination of her employment by us without cause or by her for good reason (each as defined in Dr. Russo’s letter agreement), Dr. Russo is entitled to the following: (i) continued payment of her base salary for 12 months; (ii) a lump sum payment of her target bonus for the year of termination, pro-rated for the portion of the year during which she was employed by us, regardless of whether the metrics have been established or achieved (with the continued base salary and pro-rata bonus payment reduced by any amounts Dr. Russo is entitled to under a restrictive covenants agreement between her and us); and (iii) payment by us of the portion of the COBRA premiums for health benefits coverage on the same terms as were applicable to her prior to her termination until the earliest of (A) a period of 12 months following the date that her employment with us is terminated, (B) if she becomes eligible to enroll in a health benefit plan with a new employer, or (C) the cessation of her continuation rights under COBRA.

In addition, in the event that Dr. Russo’s employment is terminated by us without cause or by Dr. Russo for good reason within 12 months following a change in control (as defined in the letter agreement), Dr. Russo is entitled to the following: (i) continued payment of her then-current base salary for 18 months; (ii) a lump sum payment of 150% of the target annual bonus for the year of termination in which such termination occurred, regardless of whether the metrics have been established or achieved (with the continued base salary and target bonus payment reduced by any amounts Dr. Russo is entitled to under a restrictive covenants agreement between her and us); (iii) payment by us of the portion of the COBRA premiums for health benefits coverage on the same terms as were applicable to her prior to her termination until the earliest of (A) a period of 18 months following the date that her employment with us is terminated, (B) if she becomes eligible to enroll in a health benefit plan with a new employer, or (C) the cessation of her continuation rights under COBRA; and (iv) the automatic vesting and exercisability of any unvested equity awards that are subject to time-based vesting conditions then held by her on the later date of when her employment with us is terminated or the effective date of the separation agreement and release, which awards will remain exercisable for the time period set forth in the applicable grant agreement, provided that, to the extent any equity awards that Dr. Russo held prior to our initial public offering in October 2021 contain more favorable acceleration terms, any such equity awards will remain subject to the terms of those awards and not the acceleration granted under her letter agreement. Under Dr. Russo’s letter agreement, if the payments and benefits payable to Dr. Russo in connection with a change in control are subject to Section 4999 of the Code, then such payments and benefits will either be paid in full or be reduced so that the Section 4999 excise tax does not apply, whichever results in the better after-tax result for Dr. Russo.

In the event that Dr. Russo’s employment is terminated for any reason other than by us without cause or by Dr. Russo for good reason, then Dr. Russo will be entitled to the following: (i) her then-current base salary through her last day of employment; (ii) the amount of any documented expenses properly incurred by her on behalf of the company prior to any such termination and not yet reimbursed; and (iii) amounts or benefits to which Dr. Russo is then entitled under the terms of the benefits plans in accordance with their terms.

Employment Agreements with Named Executive Officers Other Than Chief Executive Officer

Under the letter agreement with each of our other named executive officers and subject to such executive officer’s execution and non-revocation of a release of claims in our favor, in the event of the termination of employment by us without cause or by the executive officer for good reason (each as defined in his letter agreement), the executive officer is entitled to the following: (i) continued payment of such executive officer’s base salary for nine months; (ii) a lump sum payment of such executive officer’s target bonus for the year of termination, pro-rated for the portion of the year during which the executive officer was employed by us, regardless of whether the metrics have been established or achieved (with the continued base salary and pro-rata bonus payment reduced by any amounts the executive officer is entitled to under a restrictive covenants agreement between the executive officer and us); and (iii) payment by us of the portion of the COBRA premiums for health benefits coverage on the same terms as were applicable to the executive officer prior to termination until the earliest of (A) a period of nine months following the date that the executive officer’s employment with us is terminated, (B) if the executive officer becomes eligible to enroll in a health benefit plan with a new employer, or (C) the cessation of the executive officer’s continuation rights under COBRA.

In addition, in the event that the executive officer’s employment is terminated by us without cause or by the executive officer for good reason within 12 months following a change in control (as defined in the letter agreement), the executive officer is entitled to the following: (i) continued payment of the executive officer’s then-current base salary for 12 months; (ii) a lump sum payment of 100% of the target annual bonus for the year of termination in which such termination occurred, regardless of whether the metrics have been established or achieved (with the continued base salary and target bonus payment reduced by any amounts the executive officer is entitled to under a restrictive covenants agreement between the executive officer and us); (iii) payment by us of the portion of the COBRA premiums for health benefits coverage on the same terms as were applicable to the executive officer prior to termination until the earliest of (A) a period of 12 months following the date that the executive officer’s employment with us is terminated, (B) if the executive officer becomes eligible to enroll in a health benefit plan with a new employer, or (C) the cessation of the executive officer’s continuation rights under COBRA; and (iv) the automatic vesting and exercisability of any unvested equity awards that are subject to time-based vesting conditions then held by the executive officer on the later date of when the executive officer’s employment with us is terminated or the effective date of the separation agreement and release, which awards will remain exercisable for the time period set forth in the applicable grant agreement, provided that, to the extent any equity awards that the executive officer held prior to our initial public offering contain more favorable acceleration terms, any such equity awards will remain subject to the terms of those awards and not the acceleration granted under the executive officer’s letter agreement. If the payments and benefits payable to the executive officer in connection with a change in control are subject to Section 4999 of the Code, then such payments and benefits will either be paid in full or be reduced so that the Section 4999 excise tax does not apply, whichever results in the better after-tax result for the executive.

In the event that the executive officer’s employment is terminated for any reason other than by us without cause or by the executive officer for good reason, then the executive officer will be entitled to the following: (i) the executive officer’s then-current base salary through the last day of employment; (ii) the amount of any documented expenses properly incurred by the executive officer on behalf of us prior to any such termination and not yet reimbursed; and (iii) amounts or benefits to which the executive officer is then entitled under the terms of the benefits plans in accordance with their terms.

Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment of Inventions Agreements

Each of our executive officers has entered into a standard form of agreement with respect to non-competition, non-solicitation, confidential information and assignment of inventions. Under this agreement, each executive officer has agreed not to compete with us during his or her employment and for a period of 6 months after the termination of his or her employment, not to solicit our employees, consultants, customers, prospective customers or suppliers during his or her employment and for a period of 6 months after the termination of his or her employment, and to protect our confidential and proprietary information indefinitely. In addition, under this agreement, each executive officer has agreed that we own all inventions that are developed by such executive officer during his or her employment with us that are made, conceived, discovered or developed by the executive officer, or result from or are suggested by any work performed by the executive officer for or on our behalf. Each executive officer also has agreed to provide us with a worldwide, nonexclusive, royalty-free, irrevocable, perpetual, transferable and sublicenseable (through multiple tiers) license to use any prior inventions that such executive officer incorporates into inventions assigned to us under this agreement.

Limitation of Liability and Indemnification

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such executive officer or director for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our executive officers or directors. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers. Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation for our non-employee directors during 2021. Yuan Xu, Ph.D., joined our board of directors effective January 4, 2022 and did not receive any compensation in 2021.

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	All Other	Total
Name(1)	($)(2)	($)	($)(3)(4)(5)	Compensation	($)
Sara Bonstein	18,962	—	426,663	—	445,625
Paul J. Clancy	45,306	—	463,976	—	509,282
Daniel Curran. M.D.	—	—	—	—	—
Rachel Humphrey, M.D.(6)	40,579	—	140,243	—	180,822
Daniel S. Lynch(7)	219,363	—	825,136	16,640	1,061,139
Michael Ross, Ph.D.	9,647	—	296,052	—	305,699
Christina Rossi	27,998	—	369,893	—	397,891

(1)	Dr. Russo also serves as our president and chief executive officer and does not receive any additional compensation for her service as a director. Information regarding her compensation can be found in the “Summary Compensation Table” and “Narrative Disclosure to Summary Compensation Table” included elsewhere in this proxy statement. In addition, under certain policies of his employer, Dr. Curran is not permitted to receive any compensation as a member of our board of directors.
(2)	Amounts represent cash compensation for services rendered by each member of our board of directors for their services on our board of directors or a committee thereof.
(3)	The amounts reported represent the aggregate grant date fair value of incentive shares, restricted stock or stock options awarded in 2021, calculated in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2021 regarding assumptions underlying the valuation of equity awards.
(4)	In October 2021, Dr. Ross received an initial stock option award under the 2021 Plan pursuant to our non-employee director compensation policy described below. All other equity awards granted to our non-employee directors in 2021 were granted pursuant to the 2020 Plan prior to our initial public offering in October 2021.
(5)	As of December 31, 2021, the aggregate number of stock options held by non-employee directors was as follows:

Aggregate Number of
Director	Option Awards
Sara Bonstein	53,213
Paul J. Clancy	167,695
Daniel Curran. M.D.	—
Rachel Humphrey, M.D.	48,689
Daniel S. Lynch	335,394
Michael Ross, Ph.D.	26,400
Christina Rossi	53,213

(6)	Dr. Humphrey resigned from the board of directors effective February 3, 2022. As of December 31, 2021, the aggregate number of unvested restricted common stock awards held by Dr. Humphrey was 3,148 shares.
(7)	Prior to our initial public offering, we compensated Mr. Lynch pursuant to a service agreement in connection with his role as the chair of our board of directors. The amount reported under “Fees Earned or Paid in Cash” includes fees paid to Mr. Lynch pursuant to the service agreement prior our initial public offering. The amount reported under “Option Awards” reflects stock options granted to Mr. Lynch under the 2020 Plan prior to our initial public offering pursuant to the service agreement. The amount reported under “All Other Compensation” includes amounts reimbursed by us under the service agreement for certain phone, internet, and administrative assistant costs. See “—Narrative Disclosure to Director Compensation Table—Service Agreement with Daniel Lynch” below for a description of certain terms of the service agreement.

Narrative Disclosure to Director Compensation Table

Director Compensation Policy

In September 2021, our board of directors approved a non-employee director compensation policy that became effective on October 21, 2021. Our non-employee director compensation policy is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors. Under our non-employee director compensation policy, our non-employee directors (other than Dr. Curran) are compensated as follows:

●	Each non-employee director will receive an annual cash fee of $35,000 ($65,000 for the chair of the board of directors).
●	Each non-employee director who is a member of the audit committee will receive an additional annual cash fee of $7,500 ($15,000 for the audit committee chair).
●	Each non-employee director who is a member of the compensation committee will receive an additional annual cash fee of $5,000 ($10,000 for the compensation committee chair).
●	Each non-employee director who is a member of the nominating and corporate governance committee will receive an additional annual cash fee of $4,000 ($8,000 for the nominating and corporate governance committee chair).
●	Each new non-employee director will receive an initial grant of a stock option to purchase 26,400 shares of common stock under the 2021 Plan upon his or her initial election to our board of directors.
●	Each continuing non-employee director that has served on our board of directors for at least six months will receive an annual grant of a stock option to purchase 13,200 shares of common stock under the 2021 Plan on the date of the first board meeting held after each annual meeting of stockholders.

All cash fees are paid quarterly, in arrears, or upon the earlier resignation or removal of the non-employee director. The amount of such payments are prorated for any portion of such quarter that the non-employee director is not serving on our board of directors, based on the number of calendar days served by such non-employee director.

The stock options granted to our non-employee directors will have an exercise price equal to the closing price of our common stock as reported on the Nasdaq Global Select Market on the date of grant and will expire ten years after the date of grant. The initial stock options granted to new non-employee directors will vest as to one-third of the shares of common stock underlying such option annually on the grant date until the third anniversary of the grant date, subject to the non-employee director’s continued service as a director through the applicable vesting date. The annual stock options granted to continuing non-employee directors will vest in full on the earlier of the first anniversary of the grant date or immediately prior to the first annual meeting of stockholders occurring after the grant date, subject to the non-employee director’s continued service as a director. In addition, the vesting of all stock options granted to non-employee directors will accelerate as to 100% of the shares upon a director’s death or disability or a change in control of us, each as defined in the form of non-employee director stock option agreement.

We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which he or she serves.

Under the 2021 Plan, the maximum aggregate amount of cash and value of equity awards granted in any calendar year to any individual non-employee director in his or her capacity as a non-employee director shall not exceed $1,000,000. The 2021 Plan became effective upon our initial public offering in October 2021, and the foregoing limit applies only to grants under the 2021 Plan and does not apply to cash or equity awards granted prior to our initial public offering. In addition, fees paid by us on behalf of any non-employee director in connection with regulatory compliance or to a non-employee director as reimbursement of expenses, as well as any cash or equity awards granted to a non-employee director in his or her capacity as an advisor or consultant to us, will not count toward the foregoing limit. With the exception of the initial stock option award granted to Dr. Ross in October 2021, all equity awards granted to our non-employee directors in 2021 were granted pursuant to the 2020 Plan prior to our initial public offering and the adoption of the 2021 Plan in October 2021.

Service Agreement with Daniel Lynch

Prior to our initial public offering, we compensated Mr. Lynch, as chair of our board of directors, pursuant to a service agreement dated June 11, 2020, which was amended on October 17, 2021. Under the service agreement, Mr. Lynch was entitled to an annual director service fee of $250,000. The service agreement also provided for Mr. Lynch to receive the grant of a stock option to purchase 134,797 shares of our common stock, vesting in equal monthly installments over four years from June 11, 2020. This stock option was awarded under the 2020 Plan in July 2020 at an exercise price of $5.51 per share, which equaled the fair market value of our common stock on the date of grant. In addition, in March 2021, pursuant to the service agreement, Mr. Lynch was awarded a stock option under the 2020 Plan in to purchase 200,597 shares of our common stock, at an exercise price of $5.89 per share, vesting in equal monthly installments over four years from March 11, 2021. The vesting of the stock options granted under the service agreement is subject to acceleration upon the occurrence of certain events, including certain corporate transactions. Effective upon our initial public offering in October 2021, the service agreement was amended to provide that Mr. Lynch would be compensated according to the non-employee director policy described above and would no longer be entitled to receive cash compensation or additional equity awards previously provided for under the service agreement.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2021 and discussed them with our management and Ernst & Young LLP, our independent registered public accounting firm.

The audit committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to the audit committee, including the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, Ernst & Young LLP provided the audit committee with the written disclosures and letter required under applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

By the audit committee of the board of directors of Xilio Therapeutics, Inc.

Paul Clancy, Chair

Sara Bonstein

Michael Ross, Ph.D.

PROPOSAL NO. 2—RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected the firm of Ernst & Young LLP, an independent registered public accounting firm, as independent auditors for the fiscal year ending December 31, 2022. Although stockholder approval of our audit committee’s selection of Ernst & Young LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the company and our stockholders.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting online and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Audit Fees and Services

Ernst & Young LLP was our independent registered public accounting firm for the years ended December 31, 2021 and December 31, 2020. The following table summarizes the fees of Ernst & Young LLP billed to us for each of the last two fiscal years. All such accountant services and fees were pre-approved by our audit committee.

Fee Category	2021 ($)	2020 ($)
Audit fees(1)	1,450,000	180,000
Audit related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total Fees	1,450,000	180,000

(1)	“Audit fees” consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, our initial public offering that was completed in October 2021 and other professional services provided in connection with regulatory filings or engagements.
(2)	“Audit-Related Fees” consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred in 2021 or 2020.
(3)	“Tax Fees” consist of fees for professional services, including tax consulting and compliance performed by Ernst & Young LLP. There were no such fees incurred in 2021 or 2020.
(4)	There were no “other fees” incurred in 2021 or 2020.

Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next fiscal quarter. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2021 and 2020 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

OUR board of directors recommends voting “FOR” the RATIFICATION OF THE SELECTION of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2021. As of December 31, 2021, we had three equity compensation plans: the 2020 Plan, the 2021 Plan and the 2021 Employee Stock Purchase Plan, or 2021 ESPP. Each of our equity compensation plans was approved by our stockholders.

As of December 31, 2021
Number of Securities
	Number of		Remaining Available
	Securities to be	Weighted Average	for Future Issuance
	Issued upon	Exercise Price of	under Equity
	Exercise of	Outstanding	Compensation
	Outstanding	Options,	Plans (Excluding
	Options, Warrants	Warrants	Securities Reflected
	and Rights	and Rights	in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)(2)(3)	4,088,456	$8.59	2,641,906
Equity compensation plans not approved by security holders	—	$—	—
Total	4,088,456	$8.59	2,641,906

(1)	Consists of the 2020 Plan, 2021 Plan and 2021 ESPP.
(2)	As of December 31, 2021, 2,349,875 shares of our common stock were available for issuance under the 2021 Plan. The number of shares reserved for issuance under the 2021 Plan will be increased on each January 1 through January 1, 2031 by an amount equal to the lesser of (i) 5% of the number of shares of our common stock outstanding on the first day of such fiscal year or (ii) an amount determined by our board of directors. The shares of common stock underlying any awards that are expired, forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, repurchased or are otherwise terminated by us under the 2021 Plan or the 2020 Plan are added back to the shares of common stock available for issuance under the 2021 Plan. On January 1, 2022, the shares under the 2021 Plan were increased by 1,373,447 shares pursuant to the annual increase described above.
(3)	As of December 31, 2021, 292,031 shares of our common stock were reserved for issuance under the 2021 ESPP. The number of shares reserved for issuance under the 2021 ESPP will be increased on each January 1 through January 1, 2031 by the lowest of (i) 584,062 shares, (ii) 1% of the number of shares of our common stock outstanding on the first day of such date or (iii) an amount determined by our board of directors. On January 1, 2022, the shares under the 2021 ESPP were increased by 274,689 shares pursuant to this provision.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairperson of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

●	the related person’s interest in the related person transaction;
●	the approximate dollar value of the amount involved in the related person transaction;
●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
●	whether the transaction was undertaken in the ordinary course of our business;
●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
●	the purpose of, and the potential benefits to us of, the transaction; and
●	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

●	interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

●	a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

Related Person Transactions

Other than the compensation arrangements for our named executive officers and directors, which are described elsewhere in the “Executive Compensation” and “Director Compensation” sections of this proxy statement, set forth below is a description of transactions since January 1, 2020 to which we were or will be a party, and in which:

●	the amounts involved exceeded or will exceed $120,000; and
●	any of our directors, executive officers, nominees for director or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unrelated third parties.

Participation in Preferred Unit and Preferred Stock Financings

Series B Preferred Unit and Series B Preferred Stock Financing

On February 25, 2020, we issued and sold an additional 7,905,138 Series B preferred units at a price per share of $1.265 in cash, for an aggregate purchase price of $10.0 million. These Series B preferred units, which were issued prior to the reorganization, converted into Series B convertible preferred stock in connection with the reorganization. On January 20, 2021, we issued and sold an additional 39,723,312 shares of Series B convertible preferred stock at a price per share of $1.265 in cash, for an aggregate purchase price of $50.2 million. The following table sets forth the aggregate number of Series B preferred units and shares of Series B convertible preferred stock that we issued and sold to our directors, officers and 5% stockholders and their affiliates since January 1, 2020 and the aggregate cash purchase price for such shares:

		Number of
		Shares of
	Number of	Series B
	Series B	Convertible	Cash Purchase
Purchaser(1)	Preferred Units	Preferred Stock	Price
F-Prime Capital Partners Healthcare Fund IV LP	—	2,964,426	$3,750,000
Atlas Venture Fund XI, L.P.(2)	—	2,964,426	3,750,000
Takeda Ventures, Inc.(3)	—	5,928,853	7,499,999
Rivervest Venture Fund IV, L.P.	—	3,952,569	5,000,000
SV7 Impact Medicine Fund LP(4)	4,743,083	4,743,083	12,000,000
MRL Ventures Fund, LLC	—	3,952,569	5,000,000

(1)	See “Security Ownership of Certain Beneficial Owners and Management” for additional information about shares held by these entities.
(2)	David Grayzel, a former member of our board of directors, is a partner at Atlas Venture.
(3)	Daniel Curran, M.D. a member of our board of directors, is the head of the rare genetics and hematology therapeutic area unit at Takeda Ventures, Inc.
(4)	Michael Ross, Ph.D. a member of our board of directors, is the managing partner at SV Health Investors LLC.

Upon the closing of our initial public offering, each share of Series B convertible preferred stock converted into 0.1053 shares of common stock.

Series C Convertible Preferred Stock Financing

On February 23, 2021, we issued an aggregate of 68,271,641 shares of our Series C convertible preferred stock at a price per share of $1.3915 in cash, for an aggregate purchase price of $95.0 million. The following table sets forth the aggregate number of shares of our Series C convertible preferred stock that we issued to our directors, officers and 5% stockholders and their affiliates, and the aggregate cash purchase price for such shares:

	Number of
	Shares of
	Series C
	Convertible	Cash Purchase
Purchaser(1)	Preferred Stock	Price
Atlas Venture Opportunity Fund I, L.P.(2)	5,210,204	$7,249,999
Takeda Ventures, Inc.(3)	2,155,946	2,999,999
Rivervest Venture Fund IV, L.P.	3,413,582	4,749,999
SV7 Impact Medicine Fund LP(4)	2,874,595	3,999,999
Entities affiliated with Bain Capital Life Sciences Investors, LLC(5)	14,372,978	19,999,999
Entities affiliated with Deerfield Management Company, L.P.	14,372,978	19,999,999
MRL Ventures Fund, LLC	1,437,297	2,000,000

(1)	See “Security Ownership of Certain Beneficial Owners and Management” for additional information about shares held by these entities.
(2)	David Grayzel, a former member of our board of directors, is a partner at Atlas Venture.
(3)	Daniel Curran, M.D., a member of our board of directors, is the head of the rare genetics and hematology therapeutic area unit at Takeda Ventures, Inc.
(4)	Michael Ross, Ph.D. a member of our board of directors, is the managing partner at SV Health Investors LLC.
(5)	Andrew Hack, a former member of our board of directors, is a managing director of Bain Capital Life Sciences.

Upon the closing of our initial public offering, each share of Series C convertible preferred stock converted into 0.1053 shares of common stock.

Participation in Initial Public Offering

In November 2021, we completed our initial public offering and issued and sold an aggregate of 8,119,106 shares of our common stock at a public offering price of $16.00 per share (including the partial exercise by the underwriters of their option to purchase additional shares). Certain of our 5% stockholders and their affiliates purchased an aggregate of 4,650,000 shares of our common stock in the initial public offering. Each of those purchases was made through the underwriters at the initial public offering price. The following table sets forth the number of shares of our common stock purchased by our 5% stockholders and their affiliates and the aggregate purchase price paid for such shares.

	Shares of
	Common	Aggregate
	Stock	Purchase
Purchaser(1)	Purchased	Price
Entities affiliated with Bain Capital Life Sciences Investors, LLC	1,250,000	$20,000,000
Entities affiliated with Deerfield Management Company, L.P.	775,000	12,400,000
F-Prime Capital Partners Healthcare Fund IV LP and affiliates	750,000	12,000,000
RA Capital Healthcare Fund, L.P.	625,000	10,000,000
MRL Ventures Fund, LLC	500,000	8,000,000
SV7 Impact Medicine Fund LP	312,500	5,000,000
Rivervest Venture Fund IV, L.P.	250,000	4,000,000
Entities affiliated with Atlas Venture Fund XI, L.P.	187,500	3,000,000

(1)	See “Security Ownership of Certain Beneficial Owners and Management” for additional information about shares held by these entities.

Registration Rights Agreement

We are party to an amended and restated registration rights agreement, or the registration rights agreement, dated February 23, 2021, with holders of our convertible preferred stock, which holders include our 5% stockholders and their affiliates and entities affiliated with certain of our current and former directors. This registration rights agreement provides these stockholders the right, subject to certain conditions and limitations, to demand that we file a registration statement beginning 180 days after our initial public offering or to require that their shares are covered by a registration statement that we are otherwise filing after our initial public offering. The registration rights agreement requires us to pay certain expenses relating to such registrations, and we have agreed to customary cross-indemnification provisions under which we and the selling stockholders agreed to indemnify each other from certain liabilities in connection with such registration rights agreement.

STOCK OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise provided below, the following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2022 by:

●	each person, or group of affiliated persons, who is known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock.
●	each of our directors;
●	each of our named executive officers listed in the Summary Compensation table above; and
●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days after March 31, 2022 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 27,471,607 shares of our common stock outstanding as of March 31, 2022, which includes 95,134 shares of unvested restricted common stock outstanding as of March 31, 2022. Except as otherwise set forth below, the address of the beneficial owner is c/o Xilio Therapeutics, Inc., 828 Winter Street, Suite 300, Waltham, Massachusetts 02451. Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.”

			Total Shares	Percentage of
			Owned plus	Shares
	Number of	Right to	Right to	Beneficially
Name of Beneficial Owner	Shares Owned	Acquire(1)	Acquire	Owned (%)
5 % Stockholders
Entities affiliated with Bain Capital Life Sciences Investors, LLC(2)	2,805,413	—	2,805,413	10.2%
Entities affiliated with Atlas Venture Fund XI, L.P.(3)	2,759,344	—	2,759,344	10.0%
F-Prime Capital Partners Healthcare Fund IV LP and affiliates(4)	2,570,270	—	2,570,270	9.4%
Entities affiliated with Deerfield Management Company, L.P.(5)	2,154,061	—	2,154,061	7.8%
RA Capital Healthcare Fund, L.P.(6)	2,002,217	—	2,002,217	7.3%
SV7 Impact Medicine Fund LP(7)	1,613,632	—	1,613,632	5.9%
MRL Ventures Fund, LLC(8)	1,483,414	—	1,483,414	5.4%
Takeda Ventures, Inc.(9)	1,475,121	—	1,475,121	5.4%
Rivervest Venture Fund IV, L.P.(10)	1,441,444	—	1,441,444	5.2%
Named Executive Officers and Directors
René Russo, Pharm.D.	200,633	339,662	540,295	1.9%
Martin Huber, M.D.	—	134,877	134,877	*
Salvatore Giovine	—	72,501	72,501	*
Sara Bonstein	—	—	—	*
Paul J. Clancy	—	76,860	76,860	*
Daniel Curran, M.D.	—	—	—	*
Daniel S. Lynch	—	160,709	160,709	*
Michael Ross, Ph.D.	—	—	—	*
Christina Rossi	—	17,737	17,737	*
Yuan Xu, Ph.D.	—	—	—	*
All executive officers and directors as a group (10 persons)(11)	200,633	802,346	1,002,979	3.5%

(1)	Consists of shares of our common stock that may be acquired upon (a) the exercise of stock options to purchase shares of our common stock that are exercisable on or within 60 days of March 31, 2022, and (b) the vesting of shares of restricted stock within 60 days of March 31, 2022.

(2)	Based solely on a Schedule 13G/A filed by Bain Capital Life Sciences Fund II, L.P., on February 14, 2022, reporting beneficial ownership as of December 31, 2021. Consists of (i) 1,348,682 shares of common stock held by Bain Capital Life Sciences Fund II, L.P., or BCLS II, (ii) 1,292,469 shares of common stock held by BCLS II Investco, L.P. and (ii) 164,262 shares of common stock underlying shares of convertible preferred stock held by BCIP Life Sciences Associates, LP, or BCIPLS and, together with BCLS II, the Bain Capital Life Sciences Entities. Bain Capital Life Sciences Investors, LLC, whose managers are Jeffrey Schwartz and Adam Koppel, is the manager of the general partner of BCLS II and governs the investment strategy and decision-making process with respect to investments held by BCIPLS. As a result, each of Bain Capital Life Sciences Investors, LLC, Mr. Schwartz and Dr. Koppel may be deemed to share voting and dispositive power over the shares held by the Bain Capital Life Sciences Entities. The address of the Bain Capital Life Sciences Entities is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, MA 02116.
(3)	Based solely on a Schedule 13G filed by Atlas Venture Fund XI, L.P., or Atlas XI, on November 5, 2021, reporting beneficial ownership as of October 26, 2021. Consists of: (i) 2,023,402 shares of common stock held by Atlas XI and (ii) 735,942 shares of common stock held by Atlas Venture Opportunity Fund I, L.P., or AVO I. Atlas Venture Associates XI, L.P., or AVA XI LP, is the general partner of Atlas XI and Atlas Venture Associates XI, LLC, or AVA XI LLC and together with Atlas XI and AVA XI LP, the Fund XI Reporting Persons, is the general partner of AVA XI LP. Each of AVA XI LP and AVA XI LLC has voting and dispositive power over the shares held by Atlas XI. Bruce Booth, Jean-François Formela, David Grayzel, Jason Rhodes and Kevin Bitterman are the members of AVA XI LLC and collectively make investment decisions on behalf of AVA XI LLC. As such, each of the Fund XI Reporting Persons, Mr. Booth, Mr. Formela, Mr. Grayzel, Mr. Rhodes and Mr. Bitterman share voting and dispositive power with respect to the shares held by Atlas XI. Mr. Booth, Mr. Formela, Mr. Grayzel, Mr. Rhodes and Mr. Bitterman disclaim beneficial ownership of such shares except to the extent of any pecuniary interest therein. Atlas Venture Associates Opportunity I, L.P., or AVAO LP, is the general partner of AVO I and Atlas Venture Associates Opportunity I, LLC, or AVAO LLC and together with AVO I and AVAO LP, the Opportunity Fund Reporting Persons, is the general partner of AVAO LP. Each of AVAO LP and AVAO LLC has voting and dispositive power over the shares held by AVO I. As such, each of the Opportunity Fund Reporting Persons share voting and dispositive power with respect to the shares held by AVO I. David Grayzel, a former member of our board of directors, is a member of AVA XI LLC and AVAO LLC and makes investment decisions on behalf of Atlas XI and AVO I. Mr. Grayzel disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The mailing address of Atlas XI and AVO I is 300 Technology Square, 8th Floor, Cambridge, MA 02139.
(4)	Based solely on a Schedule 13G/A filed by FMR LLC, on February 9, 2022, reporting beneficial ownership as of December 31, 2021. Consists of: (i) 1,530,991 shares of common stock held by F-Prime Capital Partners Healthcare Fund IV LP, or F-Prime IV, (ii) 662,599 shares of common stock held by Fidelity Management and Research LLC, or FMR LLC, (iii) 372,215 shares of common stock held by Impresa Fund III Limited Partnership and (iv) 4,465 shares of common stock held by F-Prime Capital Partners Healthcare Advisors Fund IV LP, or F-Prime Advisors IV. F-Prime Advisors IV is the general partner of F-Prime IV. F-Prime Advisors IV is solely managed by Impresa Management LLC, the managing member of its general partner and its investment manager. Impresa Fund III Limited Partnership is solely managed by Impresa Management LLC, its general partner and its investment manager. Impresa Management LLC is owned, directly or indirectly, by various shareholders and employees of FMR LLC. Impresa Management LLC is managed on a day-to-day basis by its President, B. Lane MacDonald, and as such, Mr. MacDonald may be deemed to have voting and dispositive power with respect to all shares held by F-Prime IV, F-Prime Advisors Fund IV and Impresa Fund III Limited Partnership. Mr. MacDonald and each of the entities listed above expressly disclaim beneficial ownership of the shares listed above except to the extent of any pecuniary interest therein. The address of these entities is 245 Summer Street, Boston, Massachusetts 02210.
(5)	Based solely on a Schedule 13G/A filed by Deerfield Private Design Fund V, L.P. on February 11, 2022, reporting beneficial ownership as of December 31, 2021. Consists of (i) 1,143,972 shares of common stock held by Deerfield Private Design Fund V, L.P., or Deerfield Private Design and (ii) 1,010,089 shares of common stock held by Deerfield Partners, L.P., or Deerfield Partners, and together with Deerfield Private Design, Deerfield. Deerfield Mgmt V, L.P. is the general partner of Deerfield Private Design and Deerfield Mgmt, L.P. is the general partner of Deerfield Partners. Deerfield Management Company, L.P. is the investment manager of each of Deerfield Private Design and Deerfield Partners. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt V, L.P., Deerfield Mgmt, L.P. and Deerfield Management Company, L.P. Deerfield Mgmt V, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the securities held by Deerfield Private Design. Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the securities held by Deerfield Partners. The address for Deerfield is c/o Deerfield Management Company, L.P., 780 Third Avenue, 37th Floor, New York, New York 10017.
(6)	Based solely on a Schedule 13G/A filed by RA Capital Management, L.P. on February 14, 2022, reporting beneficial ownership as of December 31, 2021. RA Capital Healthcare Fund, L.P., or the RA Fund, directly holds 1,827,893 shares of common stock and RA Capital Nexus Fund II, L.P., or the Nexus Fund II, holds 174,234 shares of common stock. The general partner of the Adviser is RA Capital Management GP, LLC, or the Adviser GP, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the managing members. The Adviser, the Adviser GP, Dr. Kolchinsky, and Mr. Shah may be deemed indirect beneficial owners of the reported securities. The Adviser, the Adviser GP, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of all applicable shares. The address for the entities listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116.
(7)	Based solely on a Schedule 13D filed by SV7 Impact Medicine Fund LP on November 3, 2021, reporting beneficial ownership as of October 26, 2021. Consists of shares of common stock held by SV7 Impact Medicine Fund LP, via its general partner SV7 (IMF) GP LLP. Catherine Bingham, Michael Ross, Ph.D., who is a member of our board of directors, and Houman Ashrafian are members of the investment committee of SV7 (IMF) GP LLC, which has voting and investment power with respect to these shares and may be deemed to beneficially own such shares. SV7 (IMF) GP LLP and Ms. Bingham, Dr. Ross and Mr. Ashrafian each disclaim beneficial ownership of the shares held herein except to the extent of their pecuniary interest therein. The address of SV7 Impact Medicine Fund LP is 71 Kingsway, London, WC2B 6ST, United Kingdom.
(8)	Consists of shares of common stock underlying shares of convertible preferred stock held by MRL Ventures Fund, LLC, or MRL Ventures Fund. All shares are held directly by MRL Ventures Fund, which is a subsidiary of Merck Sharp & Dohme Corp. Peter Dudek is the president of MRL Ventures Fund. The address of MRL Ventures Fund is 320 Bent Street, Cambridge, Massachusetts 02141.
(9)	Based solely on a Schedule 13G filed by Takeda Ventures, Inc. on January 14, 2022, reporting beneficial ownership as of December 31, 2021. Consists of shares of common stock held by Takeda Ventures, Inc., which is a wholly owned indirect subsidiary of Takeda Pharmaceutical Company Limited. Takeda Ventures, Inc. is owned directly by Takeda Pharmaceuticals U.S.A., Inc., which is owned directly by both Takeda Pharmaceutical Company Limited (72.70%) and Takeda Pharmaceuticals International AG (27.30%). Takeda Pharmaceuticals International AG is a wholly owned direct subsidiary of Takeda Pharmaceutical Company Limited. Daniel Curran, M.D., a member of our board of directors, is the

Head of the Rare Genetics and Hematology Therapeutic Area Unit of Takeda, and as such may be deemed to beneficially own such shares. Dr. Curran disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address of Takeda Ventures, Inc. is 9625 Towne Centre Drive, San Diego, California 92121.
(10)	Based solely on a Schedule 13D filed by RiverVest Venture Fund IV, L.P. on November 5, 2021, reporting beneficial ownership as of October 26, 2021. Consists of shares of common stock underlying shares of convertible preferred stock held by RiverVest Venture Fund IV, L.P., or RiverVest. RiverVest Venture Partners IV, L.P. is the general partner of RiverVest. RiverVest Venture Partners IV, LLC, is the sole general partner of RiverVest Venture Partners IV, L.P. The individual managers of RiverVest Ventures Partners IV, LLC are Jay Schmelter, John P. McKearn, Ph.D. and Niall O’Donnell. RiverVest Partners IV, RiverVest Venture Partners IV, LLC and each of the individual managers share voting and dispositive power with regard to the securities directly held by RiverVest Venture Fund IV, L.P. The address of RiverVest is 101 South Hanley Road, Suite 1850, St. Louis, Missouri 63105.
(11)	Consists of (a) 200,633 shares of common stock (including 77,942 shares of restricted stock vesting within 60 days of March 31, 2022) and (b) 802,346 shares of common stock underlying options exercisable within 60 days of March 31, 2022.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of more than 10% of our common stock to file reports of holdings and transactions in our common stock and other securities of the company with the Securities Exchange Commission. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2021, all executive officers, directors, and greater than 10% stockholders complied with all applicable filing requirements under Section 16(a) of the Exchange Act, except for John Williams, who is a former 10% stockholder and who failed to timely file a Form 3 reporting his holdings in connection with our initial public offering.

STOCKHOLDERS SHARING THE SAME ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy materials, including the notice of internet availability of proxy materials or, if requested, the 2021 Annual Report and proxy statement, may have been sent to multiple stockholders in your household unless you have requested otherwise. We will promptly deliver a separate copy of any of the above documents to you if you write or call us at Xilio Therapeutics, Inc., 828 Winter Street, Suite 300, Waltham, Massachusetts 02451, Attention: Corporate Secretary, telephone: (857) 524-2466, e-mail: investors@xiliotx.com. If you would like to receive separate copies of the notice of internet availability of proxy materials, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, phone number or e-mail.

STOCKHOLDER PROPOSALS FOR OUR 2023 ANNUAL MEETING

A stockholder who would like to have a proposal considered for inclusion in our 2023 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 27, 2022. However, if the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Xilio Therapeutics, Inc., 828 Winter Street, Suite 300, Waltham, Massachusetts 02451, Attention: Corporate Secretary.

If a stockholder wishes to propose a nominee for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations (i) specified in the notice of meeting or (ii) brought before the meeting (a) by or at the direction of the board of directors or (b) by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2023 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 9, 2023 and no later than March 11, 2023, assuming that our 2023 annual meeting of stockholders is held within 30 days before or after the anniversary of the 2022 annual meeting.

OTHER MATTERS

As of the date of this proxy statement, we do not know of any other matters to be brought before the annual meeting. However, if any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

VIEW MATERIALS & VOTE w SCAN TO VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above XILIO THERAPEUTICS, INC. 828 WINTER STREET, SUITE 300 WALTHAM, MA 02451 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 8, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/XLO2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 8, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Pr oxies submitted by mail must be r eceived by Broadridge Financial Solutions, Inc. no later than June 8, 2022. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D79080-P72692 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. XILIO THERAPEUTICS, INC. The Board of Directors recommends voting FOR each of the nominees listed in Proposal 1 and FOR Proposal 2. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. To elect each of the Class I directors nominated by our Board of Directors to serve for a three-year term expiring at the 2025 Annual Meeting of Shareholders and until such director’s successor has been duly elected and qualified: Nominees: 01) René Russo 02) Sara Bonstein For Against Abstain ! ! ! 2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Note: The proxies are authorized to vote, in their discretion, on any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2021 Annual Report, Notice of Meeting and 2022 Proxy Statement are available at www.proxyvote.com. D79081-P72692 XILIO THERAPEUTICS, INC. Annual Meeting of Shareholders June 9, 2022 4:00 PM EDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) René Russo, Salvatore Giovine and Chris Frankenfield, or each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Xilio Therapeutics, Inc. that the shareholder(s) is/ are entitled to vote at the Annual Meeting of Shareholders to be held at 4:00 PM EDT on June 9, 2022, via a live webcast at www.virtualshareholdermeeting.com/XLO2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side